                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                          NE RESTAURANT COMPANY, INC.

     NE Restaurant Company, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation Law, hereby certifies as follows:

     1. The Board of Directors of the Corporation, by unanimous written consent dated as of August 1, 1998, duly adopted the following resolutions in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation
Law:

RESOLVED:  That Article Eighth of the Company's Certificate of Incorporation be
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           amended and restated in its entirety to read as follows:
           "INTENTIONALLY LEFT BLANK."

RESOLVED:  That such amendment, and the filing of a Certificate of Amendment
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           evidencing the same, be submitted to the stockholders for their approval by action by written consent.

     2. The foregoing amendment to the Certificate of Incorporation was duly adopted by a majority of the stockholders of the Corporation by written consent given in accordance with Section 228 of the Delaware General Corporation Law pursuant to the provisions of Section 242 of the General Corporation Law of Delaware as of August 1, 1999, and written notice of the adoption of this amendment to the Certificate of Incorporation has been given as provided in
Section 228 of the Delaware General Corporation Law to every stockholder entitled to such notice.
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    IN WITNESS WHEREOF, NE Restaurant Company, Inc. has caused this Certificate of Amendment of its Certificate of Incorporation to be signed by Dennis Pedra, its President, and attested to by Carl Axelrod, its Secretary, this 20th day of August, 1998.

                                                NE RESTAURANT COMPANY, INC.


                                           By:  /s/ Dennis Pedra
                                                -----------------------------
                                                Dennis Pedra, President

ATTEST:


By:  /s/ Carl Axelrod
     -----------------------
     Carl Axelrod, Secretary



                                 ACKNOWLEDGMENT

Commonwealth of Massachusetts)
                             )
County of                    )


     On this 20th day of August, 1998, before me appeared Dennis Pedra, to me personally known, who, being by me duly sworn, did say that he is the President of NE Restaurant Company, Inc., that said instrument was executed on behalf of said corporation by authority of its board of directors, that the facts stated therein are true, and said officer acknowledged such instrument to be the free act and deed of the corporation.


[NOTARY SEAL]

                                      /s/ Roberta D. Nicoletta
                                      ----------------------------
                                      Notary Public
                                      Date Commission Expires:  April 27, 2001



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